UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2022

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1735 Market Street
Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or required to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 Par Value	CRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry Into a Material Definitive Agreement.

On March 11, 2022, Carpenter Technology Corporation (the “Company”) executed and delivered an underwriting agreement (the “Underwriting Agreement”), by and between the Company and J.P. Morgan Securities LLC, as Representative of the several Underwriters listed in Schedule 1 thereto (the “Underwriters”), relating to the issuance and sale of $300.0 million aggregate principal amount of the Company’s 7.625% Senior Notes due 2030 (the “Notes”). The offering and sale of the Notes are expected to be completed on March 16, 2022. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute payments that the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement contains customary representations and covenants.

The offering of the Notes was registered under the Securities Act pursuant to a registration statement on Form S-3 (File No. 333-239766) filed with the Securities and Exchange Commission (the “Commission”) on July 9, 2020. The terms of the Notes are described in the Company’s prospectus dated July 9, 2020, as supplemented by a final prospectus supplement dated March 11, 2022, as filed with the Commission on March 14, 2022.

The Notes will be issued pursuant to a base indenture dated as of January 12, 1994, by and between the Company and U.S. Bank Trust Company, National Association as successor trustee, as supplemented by a first supplemental indenture, dated as of May 22, 2003, a second supplemental indenture, dated as of June 30, 2011, a third supplemental indenture, dated as of February 26, 2013, a fourth supplemental indenture, dated as of July 24, 2020, and a fifth supplemental indenture, expected to be dated as of March 16, 2022.

The Company intends to use the net proceeds from the issuance of the Notes to repay in full $300.0 million in principal of its 4.450% senior unsecured notes due 2023, including any interest and premium due thereon.

The foregoing is not a complete discussion of the Underwriting Agreement and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached to this Current Report on Form 8-K as Exhibit 1.1, which is incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure.

On March 11, 2022, the Company issued a press release announcing the pricing of its offering of the Notes, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Descriptions

1.1	Underwriting Agreement, dated March 11, 2022, by and between Carpenter Technology Corporation and J.P. Morgan Securities LLC as Representative of the several Underwriters listed in Schedule 1 thereto.
4.1*	Indenture, dated January 12, 1994, by and between Carpenter Technology Corporation and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as successor Trustee to Morgan Guaranty Trust Company of New York and U.S. Bank Trust National Association is incorporated by reference to Exhibit 4(A) to Carpenter’s Quarterly Report on Form 10-Q filed on February 10, 1994.
99.1	Press Release dated March 11, 2022.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Incorporated herein by reference as above indicated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ Timothy Lain
Timothy Lain
Senior Vice President and Chief Financial Officer

Date: March 15, 2022